Investor Presentation 2Q’14 2Q’14 Financial Data - $15.0 Million Offering Filed Pursuant to Rule 433 Registration Statement No. 333-191801

This Presentation, including information incorporated herein by reference, may contain forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,”
“plan,” “project,” “is confident that,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on our operations and the operations of our subsidiary, Prime Meridian Bank, include, but are not limited to, changes in:
•
risk factors named in the Prospectus
•
general economic conditions
•
legislative/regulatory changes
•
monetary and fiscal policies of the U.S. Government
•
the quality and composition of our loan or investment portfolios
•
competition
•
demand for loan and deposit products
•
demand for financial services in our primary trade area
•
litigation, tax, and other regulatory matters
•
accounting principles and guidelines
•
other economic, competitive, governmental, regulatory, or technological factors affecting us
Prime Meridian Holding Company (“Prime Meridian”) has filed a registration statement (including a Prospectus) with the SEC for the Offering to which this communication relates. Before you invest, you should read the Prospectus in that registration statement and other documents Prime Meridian has filed with the SEC for more complete information about Prime Meridian and this Offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or you can access the Prospectus at Prime Meridian’s website at www.primemeridianbank.com. Alternatively, Prime Meridian will arrange to send you the Prospectus if you request it by calling (850) 907-2301, or by emailing a request to: sdixon@primemeridianbank.com.
Forward Looking Statements

Table of Contents SECTION DESCRIPTION I. Offering Overview II. Company Overview III. Financial Highlights IV. Appendix

I. Offering Overview * * * * * * * * * * ********* ********* ********* ********* ********* ********* *********

5
Reasons to Invest in Prime Meridian
Seasoned Management Team Experienced management team with proven track record of franchise growth and development
Community leaders who know their clients
History of profitable bank operations
Strong Growth Potential
Florida Capital Region is projected to experience significant population and household income growth through 2017
Economic hub of Northern Florida – 7 robust industry sectors
Build-out of existing  market franchise
Attractive growth opportunities in both South Alabama and
South  Georgia markets
Strong local lending relationships and local decision making allow
PMB to build market share
High Performing Bank with
strong balance sheet and
excellent asset quality
YTD’14 ROAA and ROAE of 0.15% and 1.77%, respectively
Strong bank level capital ratios – TCE¹ (9.13%), Leverage (8.96%)
and TRBC² (14.43%)
Strong core funding – CDs less than 10% of deposit base and
Cost of Funds as of 6/30/2014 of 0.35%
Excellent Asset Quality – NPAs (excluding TDRs³) 0.68%, Reserve for Loan Losses / Gross Loans 1.75%  and NCOs 4 / Average Loans
(0.03%)
Attractive Valuation
Offering Price = 16.3x 2013 EPS
Offering Price = 114% of tangible book value and 108% of pro forma tangible book value both as of December 31, 2013
¹ Tangible Common Equity to Assets
² Total Risk Based Capital
³ Troubled Debt Restructuring

Net Charge-offs – Charge-offs less recoveries

Offering Summary – Public Offering
Issuer: Prime Meridian Holding Company (the “Company”)
Tallahassee, Florida
Transaction Size: Up to $15.0 million
Shares Issued:
1,200,000 at $12.50 per share – As of June 30, 2014 the Company has placed 285,432 shares for proceeds of $3.3 million
Type of Security: Common Stock
Listing: There is no public listing for the security
Use of Proceeds:
Corporate planning purposes - including both organic growth and acquisition opportunities
Minimum Purchase: 500 shares - $6,250
Maximum Purchase: 80,000 shares - $1,000,000
Closing Date: June 30, 2014

Use of Proceeds
Source: S-1 Registration Statement
In the event the Bank raises $5.0 million or less, the net proceeds of the offering will be used for:
General corporate purposes, which may include:
maintaining liquidity for the Company
continuing to support the growth of the Bank while maintaining strong capital levels
Should the Bank raise between $5.0 million and $10.0 million, the net proceeds of the offering will be used for general corporate purposes, while also considering:
Branching or branch acquisition opportunities in the following markets:
North Florida
South Georgia
South Alabama
In the event the Bank raises more than $10.0 million, the net proceeds of the offering will be used for all of the aforementioned purposes above, while also considering:
The acquisition of another financial institution within the next 18 months

PRIME MERIDIAN

Bainbridge
Cairo
Thomasville
Boston
Quitman
Branch
Faceville
Calvary
Lake Seminole
Chattahoochee
Havana
Quincy
Thomasville Rd
Monticello
Tallahassee
Lake Talquin
Wacissa
Lamont
Woodville
Wakulla
Apalachicola National Forest
Perry
Oyster Bay
St James Island
38
84
111
27
76
57
10
12
20
319
267
59
221
19

Company Overview
Balance Sheet (6/30/14):
Assets $206.3 million
Loans¹ $133.9 million
Deposits $181.8 million
Total equity $20.2 million
Tangible common equity $20.2 million
Capital Ratios² (6/30/14):
TCE/TA – 9.13%
Leverage – 8.96%
Total Risk-Based – 14.43%
Asset Quality (6/30/14):
NPAs/total loans (w/o TDRs) – 0.68%
NPAs/total loans (with TDRs) – 0.75%
Profitability (YTD 6/30/14):
Net income of $165 thousand
ROAA – 0.15%
ROAE – 1.77%
Net interest margin – 3.42%
Operating 2 locations in the Tallahassee MSA under its banking subsidiary – Prime Meridian Bank
www.primemeridianbank.com
1
Excludes loans held for sale of $2,002,000
² Bank level data
Source: SNL Financial, internal company documents

II. Company Overview * * * * * * * * * * ********* ********* ********* ********* ********* ********* *********

Our Competitive Strengths:
Experienced and engaged management team and local Board
Strong brand and culture
Expertise in commercial lending
Effective and flexible technology
Stable and scalable platform
A Community Focused Institution
“Building bankers to serve our clients and community in order to optimize shareholder value.”
Established in 2008, Prime Meridian Bank was founded by a group of local business professionals.

Our Core Principles:
Passion – level of intense excellence and commitment beyond simply meeting requirements
Grace – high level of service with courtesy and compassion
Integrity – doing the right thing because it’s the right thing to do
Tenacity – culture of looking at new ideas, tackling challenges and overcoming obstacles
Accountability – accepting full and ultimate responsibility
A Community Focused Institution
“Let’s think of a few good reasons why it CAN be done!”

Board of Directors & Executive Management
Board of Directors
Name   Age   Company Position Bank Position
Year
Joined ¹
Principal Occupation
Sammie D. Dixon, Jr. 44
CEO, President &
Director
CEO, President
& Director
2010 Chief Executive Officer and President
Kathleen C. Jones 60 CFO, EVP & Director
CFO, EVP &
Director
2010
Chief Financial Officer, Executive Vice
President
Chris L. Jensen, Jr. 57 EVP, Director
SLO, EVP &
Director
2010 Senior Lender, Executive Vice President
Susan Payne Turner 47 N/A CRO, EVP 2013
Chief Risk Officer, Executive Vice
President
Richard A. Weidner 69 Chairman Chairman 2010
CPA, Partner with Carr, Riggs & Ingram,
LLC
William D. Crona 65 Director Director 2010 Financial Consultant, Investor, and CPA
Steven L. Evans 66 Director Director 2010 Retired IBM Executive
R. Randy Guemple 62 Director Director 2010 Retired Banker and CPA
1
Holding company formed in 2010
Source: SNL Financial, internal company documents

Board of Directors & Executive Management Continued
Board of Directors
Name   Age   Company Position Bank Position
Year
Joined¹
Principal Occupation
Robert H. Kirby 47 Director Director 2010
Businessman, Partner in Rehab
Technologies
Frank L. Langston 56 Director Director 2010
Principal of TALCOR Commercial Real
Estate Services, Inc.
Todd A. Patterson, D.O. 64 Director Director 2010 Osteopathic Physician
L. Collins Proctor, Sr. 45 Director Director 2010
Chief Operating Officer of kWControl
Holdings, LLC
Garrison A. Rolle, M.D. 52 Director Director 2010 Orthopedic Surgeon
Steven D. Smith 61 Director Director 2010
Businessman, Krispy Kreme Doughnut
franchisee
Marjorie R. Turnbull 73 Director Director 2010 Consultant
1
Holding company formed in 2010
Source: SNL Financial, internal company documents

Executive Management Team
Sammie D. Dixon, Jr., Chief Executive Officer
Prior to joining the Bank, from June 2005 to December 2006, Mr. Dixon was the Senior Vice President
and Commercial Sales Manager for Regions Bank in Tallahassee, Florida. From August 2003 to June
2005, he served as Chief Executive Officer and President for Bank of Thomas County, Georgia. From
April 1999 to 2003, Mr. Dixon held various positions with Bank of Florida – Southwest in Naples,
Florida. Mr. Dixon began his banking career with NationsBank in 1997. Mr. Dixon is active in the community as a member of the Rotary Club of Tallahassee, a Board member of Big Bend Hospice
Foundation, a member of the Tallahassee Memorial Hospital Foundation Board of Trustees, a Board
member of the Economic Development Council of Tallahassee/Leon County, and a member of Saint
Peter’s Anglican Church. Mr. Dixon’s banking experience and intimate knowledge of the Bank qualifies him to serve on our Board of Directors.
Source: SNL Financial, internal company documents
Kathleen C. Jones, Chief Financial Officer
Prior to joining the Bank, Mrs. Jones spent 36 years with SunTrust Bank and its predecessor institutions.
Mrs. Jones retired from SunTrust Bank in 2007, at the position of the North Florida Regional Senior Vice
President and Senior Banking Operations Manager. She is a 1978 graduate of Florida State University where she received a Bachelor of Science in Finance. She also is a 1988 graduate of the Graduate
School of Banking of the South in Baton Rouge, Louisiana. Mrs. Jones is a member of Thomasville Road
Baptist Church. Mrs. Jones’ banking experience and intimate knowledge of the Company’s financial operations qualify her to serve on our Board of Directors.

Executive Management Team
Chris Jensen, Jr., Senior Lender
Prior to joining the Bank, from February 2005 to 2007, Mr. Jensen served as Tallahassee Market
President for Regions Bank. Before that, Mr. Jensen held various management positions with SouthTrust
Bank from 1997 to 2005, culminating with the position of Tallahassee’s Market President. He also served as Senior Lender for First Bank of Tallahassee in its de novo stage in 1990. Mr. Jensen has over 30 years of lending experience in Tallahassee and the surrounding markets. He is active in the community and currently serves on the Boards of several local groups including the Young Actors Theatre, the Suwannee
River Area Council for the Boy Scouts of America and the Rotary Club of Tallahassee. Mr. Jensen’s
banking experience and intimate knowledge of the Bank’s lending activities and market qualifies him to serve on our Board of Directors.
Susan Payne Turner, Chief Risk Officer
Mrs. Turner was formerly a Regional Retail Leader for Centennial Bank, where her responsibilities included management of retail for ten branches located in Leon, Wakulla, Calhoun and Liberty Counties.
Prior to this position, Mrs. Turner was Chief Financial Officer for a community bank with responsibilities in: financials, budgeting, staff management and development; AML/BSA compliance; deposit compliance; facility expansion; GLBA-Technology; and audit/exam initiatives. Mrs. Turner began her banking career while working part-time in high school and has worked in many areas of banking including operations, marketing, compliance, financials and human resources. She is a graduate of
Florida State University and received her Master’s in Business Administration from Troy University in
2005. Mrs. Turner also graduated from the Graduate School of Banking at LSU. She is the immediate past
Chair for Tallahassee Community College Foundation and has recently been selected as a Co-Chair for the Tallahassee Community College’s Alumni Association. She is also the Chair for the Wakulla County
Senior Citizens’ Council and serves on the Wakulla County Chamber of Commerce Board as Director
Emeritus. Mrs. Turner is also Treasurer for the Coastal Optimist Club.
Source: SNL Financial, internal company documents

PRIME MERIDIAN

Tallahassee
Leon
Jefferson
Wakulla

Franchise Footprint – Metro Tallahassee
Prime Meridian is headquartered in the Florida
Capital Region in the city of Tallahassee:
Capital region consists of 4 counties - Leon,
Gadsden, Wakulla & Jefferson Counties
The Tallahassee MSA consists of Leon County*
Home to Florida’s state capital
Education hub – Florida State University, Florida
A&M University, and Tallahassee Community
College, a 14,000+ student community college
Ability to expand into South Alabama & South
Georgia markets
Source: SNL Financial
*
County
Market
Rank
Number
of
Branches
Market
Deposits
($000)
Market
Share
(%)
Leon, FL 10 2 $184,187 4.0
County
Population
2014
(Actual)
Proj. Pop.
Increase
'14 -'19
(%)
Median
Income
2014
($)
Proj. Inc.
Change
'14 - '19
(%)
Leon, FL 287,600 5.68% $46,492 7.87%
State of Florida 19,654,457 5.74 44,318 (0.49)
United States 317,199,353 3.50 51,579 4.58

Deposit Market Share
Prime Meridian is the 2
nd
largest
community bank headquartered in
Tallahassee
The competitive landscape is dominated
by national, super-regional and regional
banking institutions and significant
opportunities exist to increase market
share and develop additional lines of
business
Prime Meridian operates 2 locations
within the Tallahassee MSA
As of June 30, 2014¹:
Prime Meridian ranked 10
th
in the
Tallahassee MSA, with 3.6% market
share and $184 million in total deposits
¹FDIC Summary of Deposits report is released annually with data as of June 30, 2014
Note: Market share analysis excludes non-retail deposits
Source: SNL Financial
($ Dollars in Thousands)
Branch List
Address City County
6/30/14
Deposits
($000)
6/30/13
Deposits
($000)
'13 - '14
Change
(%)
1471 Timberlane Rd Tallahassee Leon $141,824 $136,698 4%
1897 Capital Cir NE Tallahassee Leon 42,363 25,506 66%
Total: $184,187 $162,204 14%
Tallahassee - MSA June '14
Total Total Market
Assets # of Deposits Share
Rank Institution City State ($M) Branches ($M) (%)
1 Capital City Bank Group Inc. Tallahassee FL $2,549 19 $969 18.9%
2 SunTrust Banks Inc. Atlanta GA 178,361 9 830 16.2
3 Wells Fargo & Co. San Francisco CA 1,488,428 8 573 11.2
4 Bank of America Corp. Charlotte NC 1,627,654 7 535 10.5
5 Home BancShares Inc. Conway AR 7,138 9 433 8.5
6 FMB Banking Corp. Monticello FL 417 5 307 6.0
7 Regions Financial Corp. Birmingham AL 117,957 5 291 5.7
8 BB&T Corp. Winston-Salem NC 185,484 3 265 5.2
9 Synovus Financial Corp. Columbus GA 26,322 4 250 4.9
10 Prime Meridian Holding Co. Tallahassee FL 206 2 184 3.6
11 Hancock Holding Co. Gulfport MS 19,226 2 134 2.6
12 Sunshine Financial Inc. Tallahassee FL 149 6 128 2.5
13 Ameris Bancorp Moultrie GA 3,960 2 87 1.7
14 Cadence Bancorp LLC Houston TX 7,033 1 58 1.1
15 Pro Financial Holdings Inc. Tallahassee FL 51 2 45 0.9
16 IBERIABANK Corp. Lafayette LA 16,114 1 32 0.6
Market Total 85 $5,122 100.0%

PRIME MERIDIAN

FLORIDA'S CAPITAL REGION
GADSDEN
LEON
TALLAHASSEE
JEFFERSON
WAKULLA

Market Overview – Florida’s Capital Region
Source: SNL Financial, Tallahassee Economic Development
The capital region is the economic hub of Northern
Florida and home to 7 robust industry sectors:
Education
Renewable energy and environment
Aviation, aerospace, defense and national security
Health sciences, medical education, training and research, and sports medicine
Information technology
Research and engineering
Transportation and logistics
2014 Mkt Share Demographic Data Economic Data
Bank Mkt Mkt Market 2014 2019 Proj 2014 Hshld 2019 Proj % Hshlds Unemployment Number of
Deposits Share Rank Deposits Population Growth Income Growth > $100k Rate Businesses
($Mil) (%) (#) ($Mil) (Actual) (%) (Actual) (%) (%) (%) (Actual)
Cities
Tallahassee, FL 184.2 3.98 10 4,622.1       190,876           5.95 39,988       8.68 16.10 NA 10,642
Counties
Leon, FL 184.2 3.98 10 4,622.1       287,600           5.68 46,492       7.87 20.05 6.30 13,722
Gadsen, FL - - - 169.2 47,408             0.86 35,414       10.02 10.15 7.20 1,479
Jefferson, FL - - - 132.3 14,198             -2.30 41,959       1.62 9.22 5.80 621
Wakulla, FL - - - 198.0 31,034             2.41 56,655       6.01 19.73 5.20 1,043
MSA(s)
Tallahassee 184.2 3.6 10 5,121.6       92,189             -1.00 32,539       -3.02 8.13 8.70 16,865
State(s)
Alabama - - - 88,716.0     4,847,067       1.79 42,869       4.55 15.33 7.70 188,716
Florida 184.2 NM NM 450,143.2 19,654,457     5.74 44,318       -0.49 15.76 6.60 847,856
Georgia - - - 193,596.2 10,072,230     5.06 46,566       0.06 17.69 8.30 391,478

Post Transaction Opportunities
Build-out of existing operating platform
Additional capital enables growth of existing balance sheet
Strong infrastructure can support a much larger institution
Scalable employee base helps facilitate increased market share
Expansion into neighboring growth markets
Branching or acquisitions
Franchise expansion within the Florida panhandle market
Attractive growth opportunities in the South Alabama & South Georgia markets
Strong deposit market
Florida Panhandle is a liquid deposit market with available low cost deposits
Prime Meridian continues to attract lower cost core deposits
The market is dominated by larger regional and super-regional institutions;
significant opportunities exist to gain market share from these institutions

III. Financial Highlights * * * * * * * * * * ********* ********* ********* ********* ********* ********* *********

PRIME MERIDIAN

CAGR ~ 25%

CAGR ~ 23%

CAGR ~ 26%

Increasing Franchise Value
$77
$103
$139
$170
$207 $206
$0
$75
$150
$225
$300
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14
Total Assets ($M)
$53
$65
$78
$95
$123
$134
$0
$50
$100
$150
$200
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14
Gross Loans ($M)
$65
$86
$116
$147
$183
$182
$50
$100
$150
$200
$250
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14
Total Deposits ($M)
CAGR=compound annual growth rate
Notes: Some bank level data used
Source: SNL Financial, internal company documents
1.73%
1.24%
0.96%
0.62%
0.42%
0.35%
0.00%
0.50%
1.00%
1.50%
2.00%
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14
Cost of Funds (%)

Building Shareholder Value
$11.6
$13.7
$15.1
$16.0
$16.4
$20.2
$10.0
$12.5
$15.0
$17.5
$20.0
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14
Total Equity ($M)
$7.76
$9.18
$10.09
$10.72
$10.92
$11.33
$7.00
$8.50
$10.00
$11.50
$13.00
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14
Tangible Book Value / Share
-$0.2
$0.2
$0.6
$1.0
$1.1
$0.3
-$0.5
$0.0
$0.5
$1.0
$1.5
$2.0
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14¹
Net Income ($M)
-$0.14
$0.12
$0.41
$0.68
$0.77
$0.20
-$0.25
$0.00
$0.25
$0.50
$0.75
$1.00
2009Y 2010Y 2011Y 2012Y 2013Y 2Q'14¹
Earnings Per Share
¹Annualized; 2Q’14 EPS based off of weighted average shares outstanding of 1,613,921
CAGR=compound annual growth rate
Notes: Some bank level data used; Prime Meridian raised $12.8 million in 2008 and just over $2.0 million in December of 2010 through warrants
Source: SNL Financial, internal company documents

Peer Analysis – Financial Performance
0.00% 0.00%
0.06%
0.00%
0.68%
0.72%
0.52%
0.00%
0.25%
0.50%
0.75%
1.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 PMB
2Q'14
2Q'14
Southeast
Peers
2Q'14
Regional
Peers
NPAs (excl TDRs) / Assets (%)
3.48%
3.51%
3.54%
3.55%
3.42%
3.81%
3.85%
3.00%
3.25%
3.50%
3.75%
4.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 PMB
2Q'14
2Q'14
Southeast
Peers
2Q'14
Regional
Peers
Net Interest Margin (%)
0.22%
0.52%
0.69%
0.62%
0.15%
0.64% 0.64%
0.00%
0.20%
0.40%
0.60%
0.80%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 PMB
2Q'14
2Q'14
Southeast
Peers
2Q'14
Regional
Peers
ROAA (%)
1.61%
4.31%
6.50%
7.08%
1.77%
5.46% 5.46%
0.00%
2.00%
4.00%
6.00%
8.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 PMB
2Q'14
2Q'14
Southeast
Peers
2Q'14
Regional
Peers
ROAE (%)
Notes: Prime Meridian 2013 NIM not Fully Tax Equivalent (FTE); some bank level data used; all peer data taken from Pg. 28
Source: SNL Financial, internal company documents

Loan Portfolio – Composition
Commercial
real estate
36%
Residential
real estate and
HELOC
33%
Construction
11%
Commercial
19%
Consumer and other
1%
Total net loans of $131.5 million at 6/30/2014
Prime Meridian’s strong relationship with the
local business community is reflected in its
concentration of Commercial Loans, at 19% of
total loans compared to 14% on average for its
Southeast peers and 13% on average for its
Regional peers
6/30/2014 Loan Composition
Notes: Net loans excludes $2,002,000 loans held-for sale as of June 30, 2014; Referenced peer data taken from Pg. 28
Source: SNL Financial, internal company documents
June 30, At December 31,
($ Dollars in Thousands) 2014 2013 2012 2011
Real estate mortgage loans:
Commercial real estate 48,311 $          44,796 $          35,490 $          26,638 $
Residential real estate and HELOC 43,595             38,721             30,886             24,443
Construction 14,304             12,933             6,437                4,982
Total real estate mortgage 106,210           96,450             72,813             56,063
Commercial 25,759             24,651             19,794             20,204
Consumer and other 1,962                2,072                2,105                1,351
Total loans 133,931           123,173           94,712             77,618
Deferred loan costs, net (49)                     (69)                     (69)                     (37)
Less: ALLL (2,345)              (1,734)              (1,243)              (903)
Loans receivable, net 131,537           121,370           93,400             76,678

Nonperforming Assets
Prime Meridian has maintained exceptionally strong asset quality, while banks founded in 2008 in both Florida and across the nation have struggled with elevated nonperforming asset ratios
0.00% 0.00%
0.06%
0.00%
0.68%
0.72%
0.52%
0.00%
0.25%
0.50%
0.75%
1.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 PMB
2Q'14
2Q'14
Southeast
Peers
2Q'14
Regional
Peers
NPAs (excl TDRs) / Assets (%)
Note: All peer data taken from Pg. 28
Source: SNL Financial, internal company documents

Funding Overview - Deposit Composition
Noninterest-bearing
27%
Money-market
accounts
57%
NOW
7%
Savings
1%
Time Deposits
8%
Prime Meridian’s deposit franchise is comprised
of 27% noninterest-bearing deposits, which is
significantly better than the regional peer
average of 19%
Prime Meridian continues to outperform
regional peers with low cost of deposit funding,
a key driver of franchise value
6/30/2014 Deposit Composition
Note: Referenced peer data taken from Pg. 28
Source: SNL Financial, internal company documents
June 30,
($ Dollars in Thousands) 2014
Deposit Types:
Noninterest-bearing 48,447 $
Money-market accounts 104,018
NOW 12,784
Savings 2,720
Time Deposits 13,871
Total 181,840 $
1.42%
1.14%
0.75%
0.54%
0.48%
0.81%
0.75%
0.00%
0.50%
1.00%
1.50%
2.00%
PMB 2010 PMB 2011 PMB 2012 PMB 2013 PMB
2Q'14
2Q'14
Southeast
Peers
2Q'14
Regional
Peers
Cost of Interest-Bearing Deposits (%)

Pro Forma Capital Analysis
Source: SNL Financial, internal company documents
June 30, Adjusted for sale
($ Dollars in Thousands) 2014 of 1,200,000 shares
Stockholders' equity:
Common Stock, $.01 par value, 9,000,000 shares authorized,
1,785,511 shares issued and outstanding at June 30, 2014,
and 2,507,377 outstanding at the closing of the offering 18 $                               28 $
Additional paid-in capital 18,223                          32,773
Retained earnings 1,897                            1,897
Unrealized gain (losses) on securities
88                                  88
Total stockholders' equity 20,226 $                       34,786 $

PRIME MERIDIAN

Southeast	
Regional[1]	

Southeast	
Regional[1]

Peer Analysis
Peer Groups
“Southeast” Southeast banks (AL, AR, FL, GA, LA, MS, NC, SC, TN) started since 1/1/07 with Total Assets < $1.0 billion
“Regional¹” Select banks located in AL, FL and GA started since 1/1/07 with Total Assets < $350 million
¹Regional list provided by Prime Meridian Bank
Note: All financial data as of MRQ
Source: SNL Financial
Financial Highlights
Balance Sheet Highlights Loan Portfolio YTD Financial Performance Asset Quality
Total Total Total Loans/ Equity/ TCE Leverage Total RBC Net Cost of NPAs (ex Texas ALLL/ NCOs/
Assets Loans Deposits Deposits Assets /TA Ratio Ratio Income ROAA ROAE N.I.M. Funds TDRs) /Assets Ratio Loans Avg. Lns
($M) ($M) ($M) (%) (%) (%) (%) (%) ($M) (%) (%) (%) (%) (%) (%) (%) (%)
Max $912.0 $649.5 $736.0 101.96% 22.94% 22.94% 23.59% 33.31% $15.3 6.20% 77.89% 5.05% 1.10% 18.52% 450.13% 4.79% 2.17%
Min $38.1 $26.6 $30.0 49.51 1.92 1.92 2.65 4.51 ($1.2) -0.99 -15.58 2.78 0.18 0.00 0.00 0.87 -0.26
Avg. $224.9 $155.4 $187.4 82.36 11.60 11.17 11.63 16.63 $0.9 0.71 7.13 3.80 0.62 1.42 24.90 1.54 0.15
Median $173.9 $114.7 $146.4 83.73 11.31 10.97 11.23 16.03 $0.5 0.64 5.46 3.81 0.60 0.72 9.99 1.35 0.01
Max $341.4 $228.9 $295.4 95.97% 22.94% 22.94% 23.59% 33.31% 2.7 3.22% 25.21% 4.67% 1.01% 6.41% 184.18% 2.57% 1.13%
Min $50.8 $30.7 $45.0 55.01 5.26 5.26 5.97 11.13 (0.2) -0.74 -15.58 3.03 0.27 0.00 0.02 0.87 -0.26
Avg. $165.2 $108.9 $138.9 80.44 11.59 11.42 11.78 17.18 0.5 0.66 5.47 3.77 0.62 0.84 16.47 1.51 0.08
Median $160.4 $102.6 $136.5 81.82 11.59 11.44 11.46 16.66 0.4 0.64 5.46 3.85 0.61 0.52 7.86 1.39 0.00
Prime Meridian $206.3 $135.9 $181.8 73.78% 9.81% 9.81% 8.96% 14.43% $0.2 0.15% 1.77% 3.42% 0.35% 0.68% 7.34% 1.73% -0.03%
Loan Portfolio Deposit Composition
1-4 Family Owner-Occ Commercial & Non-Interest NOW & MMDA & Sav Retail Jumbo
Constr & Dev Residential HELOC CRE Other CRE Multifam Industrial Consr & Other Bearing Other Trans Savings CDs CDs
($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%) ($M) (%)
Max $86.6 23.5% $307.1 56.8% $46.8 19.7% $156.4 43.9% $124.3 57.6% $24.6 15.6% $552.3 88.7% $35.8 38.8% $146.4 38.4% $82.6 36.9% $383.5 71.9% $105.5 42.0% $253.2 60.0%
Min $0.0 0.0 $0.0 0.0 $0.0 0.0 $1.7 1.3 $0.0 0.0 $0.0 0.0 $1.1 1.8 $0.0 0.0 $4.4 2.7 $0.0 0.0 $8.4 13.9 $1.6 0.7 $6.1 6.3
Avg. $14.7 9.5 $25.2 16.5 $8.6 5.1 $34.6 23.6 $31.7 22.9 $5.0 3.7 $30.3 14.4 $5.5 4.2 $31.9 16.3 $16.7 9.2 $76.1 39.1 $19.3 11.6 $43.4 23.7
Median $12.1 9.8 $13.5 11.8 $4.5 4.0 $28.6 23.3 $27.2 21.4 $2.9 2.9 $12.8 10.8 $2.9 3.0 $19.8 15.7 $9.2 7.6 $63.7 37.5 $14.3 10.5 $29.5 23.0
Max $27.8 21.4% $63.1 53.3% $28.0 14.7% $71.1 43.9% $82.3 57.6% $14.9 12.0% $31.4 37.3% $12.3 19.7% $93.4 38.4% $72.6 36.9% $106.7 71.2% $49.9 26.0% $89.3 60.0%
Min $0.0 0.0 $0.6 1.2 $0.0 0.1 $7.0 8.7 $4.7 9.0 $0.1 0.2 $1.2 2.5 $0.0 0.0 $4.7 7.1 $0.0 0.0 $13.1 15.5 $2.0 1.4 $6.1 5.6
Avg. $9.9 8.7 $15.7 14.8 $5.9 4.8 $27.0 25.0 $29.1 26.3 $4.0 3.8 $13.5 12.5 $3.9 4.0 $28.1 18.9 $14.6 10.1 $50.0 35.4 $13.5 10.8 $32.7 24.7
Median $9.7 9.4 $10.8 11.5 $3.6 4.9 $24.5 24.7 $26.3 24.3 $2.7 2.9 $11.2 11.0 $2.6 3.1 $18.9 19.7 $7.7 6.9 $41.0 32.8 $9.7 11.7 $27.4 25.4
Prime Meridian $14.3 10.7% $22.5 16.8% $8.2 6.1% $24.2 18.0% $24.2 18.0% $12.9 9.6% $25.8 19.2% $2.0 1.5% $48.4 26.6% $15.5 8.5% $104.0 57.2% $7.6 4.2% $6.2 3.4%

IV. Appendix * * * * * * * * * * ********* ********* ********* ********* ********* ********* *********

Financial Profile – Top-Tier Consolidated
¹ Unaudited
² Calculated based off of weighted average shares outstanding of 1,613,921 and weighted average diluted shares outstanding of 1,624,218
Source: SNL Financial, internal company documents
June 30, Year Ended December 31,
($ Dollar in Thousands) 2014 2013 2012 2011
Balance Sheet Data:
Total assets 206,277 $         206,473 $         169,658 $         139,403 $
Total loans, net 133,539            121,370            93,400              76,678
Total deposits 181,840            183,365            146,729            115,573
Total shareholders' equity 20,226              16,361              16,039              15,096
YTD Income Statement Data:
Net interest income 3,491 $             6,266 $             4,932 $             4,008 $
Provision for loan and lease losses 591                    513                    473                    143
Noninterest income 304                    859                    1,250                149
Noninterest expense 2,984                4,861                4,102                3,025
Income taxes 55                      602                    589                    373
Net income 165                    1,149                1,018                616
Per Common Share Outstanding Data:
Basic net income per common share¹ 0.10 $               0.77 $               0.68 $               0.41 $
Diluted net income per common share¹ 0.10                   0.76                   0.68                   0.41
Book value per common share 11.33                10.92                10.72                10.09
Common shares outstanding 1,785,511         1,498,937         1,496,106         1,496,106
Performance Ratios:
Return on average assets 0.15% 0.62% 0.69% 0.52%
Return on average equity 1.77% 7.08% 6.50% 4.31%
Net interest margin 3.42% 3.55% 3.54% 3.51%
Asset Quality Ratios:
LLR / loans 1.75% 1.41% 1.31% 1.16%
NPLs / total loans 1.05% -                         0.11% -
NPAs / total assets 0.68% -                         0.06% -
Net recoveries (charge-offs) / avg loans 0.03% 0.02% 0.16% -0.03%
Trouble debt restructurings / loans 0.11% 0.20% 0.14% -
Capital Ratios
Total risk-based capital ratio (Bank) 14.43% 13.66% 15.97% 17.05%
Tier 1 risk-based capital ratio (Bank) 13.18% 12.41% 14.78% 16.04%
Tier 1 leverage capital ratio (Bank) 8.96% 8.41% 9.67% 10.61%
Total equity to total assets (Bank) 9.13% 7.89% 9.42% 10.77%
Other:
Number of full-time employees 42                      38                      34                      29
Number of full-service branch offices 2                        2                        2                        1

Balance Sheet & Income Statement
1
Unaudited
² Loans held for sale
³ Gross loans held for investment, less deferred loan costs
4
Calculated based off of weighted average shares outstanding
Source: SNL Financial, internal company documents
Balance Sheet Income Statement
June 30, Year Ended December 31, YTD June 30, Year Ended December 31,
($ Dollars in Thousands) 2014¹ 2013 2012 2011 ($ Dollars in Thousands) 2014¹ 2013 2012 2011
Assets Interest income:
Cash and due from banks 5,101 $             5,033 $             2,920 $             1,594 $             Loans 3,335 $             6,077 $             4,831 $             3,994 $
Federal funds sold -                         147                    148                    207                    Securities 450                    838                    864                    984
Interest-bearing deposits 17,889              28,986              23,430              17,230              Other 42                      55                      45                      31
Total cash and equivalents 22,990              34,166              26,498              19,031              Total interest income 3,827                6,970                5,740                5,009
Securities available for sale 43,099              44,071              43,805              39,921              Interest expense:
Gross loans HFS² 2,002                -                         -                         -                         Deposits 314                    646                    747                    945
Gross loans HFI³
133,882            123,104            94,643              77,581              Other borrowings 22                      58                      61                      56
Allowance for loan losses 2,345                1,734                1,243                903                    Total interest expense 336                    704                    808                    1,001
Net loans 133,539            121,370            93,400              76,678              Net interest income 3,491                6,266                4,932                4,008
Premises and equipment, net 3,678                3,757                3,437                2,993                Provision for loan losses 591                    513                    473                    143
Accrued interest receivable 570                    516                    422                    358                    Net interest income after provision 2,900                5,753                4,459                3,865
Other assets 2,401                2,593                2,096                422                    Noninterest income:
Total assets 206,277 $         206,473 $         169,658 $         139,403 $         Service charges and fees on deposit accounts 75                      104                    103                    67
Liabilities Gain on sale of securities available for sale -                         14                      881                    -
Noninterest-bearing demand deposits 48,447              59,011              29,328              18,187              Gain on sale of loans 110                    250                    -                         -
Savings, NOW and MMDA 119,522            109,760            100,885            75,450              Other income 119                    491                    266                    82
Time deposits 13,871              14,594              16,516              21,936              Total noninterest income 304                    859                    1,250                149
Total deposits 181,840            183,365            146,729            115,573            Noninterest expense
Federal Home Loan Bank advances -                         -                         -                         2,000                Salaries and employee benefits 1,625                2,650                2,082                1,524
Other borrowings 2,741                5,719                5,760                6,127                Occupancy and equipment 421                    897                    856                    396
Other liabilities 1,470                1,028                1,130                607                    Other expenses 938                    1,314                1,164                1,105
Total liabilities 186,051            190,112            153,619            124,307            Total noninterest expense 2,984                4,861                4,102                3,025
Stockholders' equity Income before taxes 220                    1,751                1,607                989
Preferred stock, undesignated; 1,000,000 authorized -                         -                         -                         -                         Income taxes 55                      602                    589                    373
Common stock, $.01 par; 9,000,000 authorized, 1,785,511 18                      15                      15                      15                      Net income 165                    1,149                1,018                616
1,498,937, 1,496,106 and 1,496,106 issued & outstanding Shares outstanding 1,785,511         1,498,937         1,496,106         1,496,106
Additional paid-in capital 18,223              14,929              14,896              14,889
Basic EPS
4
0.10 $               0.77 $               0.68 $               0.41 $
Retained earnings (accumulated deficit) 1,897                1,732                583                    (435)
Diluted EPS
4
0.10 $               0.76 $               0.68 $               0.41 $
Accumulated other comprehensive (loss) income 88                      (315)                   545                    627
Total stockholders' equity 20,226              16,361              16,039              15,096
Total liabilities and stockholders' equity 206,277 $         206,473 $         169,658 $         139,403 $

Historical Loan Portfolio – Loan Grading Profile
Real Estate Mortgage Loans
Residential Consumer
($ Dollars in Thousands) Commercial & HELOC Construction Commercial & Other Total
As of June 30, 2014¹:
Pass 44,468 $            39,733 $            14,220 $            24,676 $            1,887 $               124,984 $
Special Mention 390                       3,059                   76                         392                       32                         3,949
Substandard 3,453                   803                       8                           691                       43                         4,998
Doubtful -                            -                            -                            -                            -                            -
Loss -                            -                            -                            -                            -                            -
Total 48,311 $            43,595 $            14,304 $            25,759 $            1,962 $               133,931 $
As of December 31, 2013 :
Pass 40,901 $            36,611 $            12,528 $            23,919 $            1,914 $               115,873 $
Special Mention 1,804                   1,346                   396                       509                       38                         4,093
Substandard 2,091                   764                       9                           223                       120                       3,207
Doubtful -                            -                            -                            -                            -                            -
Loss -                            -                            -                            -                            -                            -
Total 44,796 $            38,721 $            12,933 $            24,651 $            2,072 $               123,173 $
As of December 31, 2012:
Pass 35,490 $            30,333 $            5,984 $               19,581 $            2,105 $               93,493 $
Special Mention -                            553                       352                       183                       -                            1,088
Substandard -                            -                            101                       30                         -                            131
Doubtful -                            -                            -                            -                            -                            -
Loss -                            -                            -                            -                            -                            -
Total 35,490 $            30,886 $            6,437 $               19,794 $            2,105 $               94,712 $
As of December 31, 2011:
Pass 26,638 $            23,865 $            4,982 $               19,886 $            1,351 $               76,722 $
Special Mention -                            578                       -                            189                       -                            767
Substandard -                            -                            -                            129                       -                            129
Doubtful -                            -                            -                            -                            -                            -
Loss -                            -                            -                            -                            -                            -
Total 26,638 $            24,443 $            4,982 $               20,204 $            1,351 $               77,618 $
Grade:
Grade:
Grade:
Grade:
1
Unaudited
Source: SNL Financial, internal company documents

Loan Charge-offs
2Q’14 NCO/Average Loans of (0.03)%
1
Unaudited
Source: SNL Financial, internal company documents
June 30, Year Ended December 31,
($ Dollars in Thousands) 2014¹ 2013 2012 2011
Charge-offs:
Commercial real estate - $                      - $                      - $                      - $
Commercial -                          -                          -                          -
Construction -                          47                       165                    -
Residential and home equity -                          -                          -                          -
Consumer -                          1                         1                         1
Total Charge-offs - $                      48 $                   166 $                1 $
Recoveries:
Commercial real estate - $                      - $                      - $                      - $
Commercial 20                       26                       33                       19
Residential -                          -                          -                          -
Consumer -                          -                          -                          -
Total recoveries 20 $                   26 $                   33 $                   19 $
Net charge-offs (20) $                  22 $                   133 $                (18) $

Margin Analysis
1
Unaudited
Source: SNL Financial, internal company documents
Six Months Ended June 30, 2014¹
Average Interest and Average
($ Dollars in Thousands) Balance Dividends Yield/Rate
Interest earning assets:
Loans 127,687 $               3,335 $                    5.22%
Securities 43,122                     450                           2.09
Other earnings asssets 33,392                     42                              0.25
Total interest earning assets 204,201 $               3,827 $                    3.75%
Interest-bearing liabilities:
Savings, NOW and MMKT 116,876 $               270 $                        0.46%
Time Deposits <$100,000 3,640                        9                                0.49
Time Deposits > $100,000
10,590                     35                              0.66
Interest Bearing Deposits 131,106                   314                           0.48
Other borrowings 4,497                        22                              0.98
Total interest earning liabilities 135,603 $               336 $                        0.50%
Net interest income 3,491 $
Interest rate spread 3.25%
Net interest margin 3.42%

Capital Ratios – Bank Level
1
Unaudited
Source: SNL Financial, internal company documents
For Capital For Well
Actual Adequacy Purposes Capitalized Purposes
($ Dollars in Thousands) ($) (%) ($) (%) ($) (%)
As of June 30, 2014 ¹ :
Tier 1 Capital to Average Assets 18,729 $   8.96 8,363 $     4.00 10,454 $   5.00
Tier 1 Capital to Risk-Weighted Assets 18,729      13.18 5,685         4.00 8,527         6.00
Total Capital to Risk-Weighted Assets 20,513      14.43 11,370      8.00 14,212      10.00
As of December 31, 2013 :
Tier 1 Capital to Average Assets 16,611 $   8.41 7,898 $     4.00 9,872 $     5.00
Tier 1 Capital to Risk-Weighted Assets 16,611      12.41 5,355         4.00 8,033         6.00
Total Capital to Risk-Weighted Assets 18,286      13.66 10,711      8.00 13,388      10.00
As of December 31, 2012:
Tier 1 Capital to Average Assets 15,437 $   9.67 6,387 $     4.00 7,983 $     5.00
Tier 1 Capital to Risk-Weighted Assets 15,437      14.78 4,177         4.00 6,265         6.00
Total Capital to Risk-Weighted Assets 16,680      15.97 8,354         8.00 10,442      10.00
As of December 31, 2011:
Tier 1 Capital to Average Assets 14,390 $   10.61 5,424 $     4.00 6,780 $     5.00
Tier 1 Capital to Risk-Weighted Assets 14,390      16.04 3,589         4.00 5,383         6.00
Total Capital to Risk-Weighted Assets 15,293      17.05 7,177         8.00 8,972         10.00

36 www.primemeridianbank.com * •* •* •* •*